UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 4, 2007

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Incentive Award Plan – 2007 Incentive Performance Unit Award Opportunity Grants

On January 4, 2007, the Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc. authorized the grant of incentive performance unit award opportunities (“Long-Term Incentive Opportunities”) to senior officers of PNC. The grant recipients included James E. Rohr, PNC’s Chairman and Chief Executive Officer, the other four executive officers named in the summary compensation table in the proxy statement for our 2006 annual meeting of shareholders, and Richard J. Johnson, PNC’s Chief Financial Officer, as well as certain other senior officers of PNC.

These Long-Term Incentive Opportunities are made under the terms of the 2006 Incentive Award Plan, which PNC shareholders approved in April 2006. These are grants of performance units denominated in share units, with the target number of share units specified in each individual grant. They provide the opportunity for the recipient to receive an award, payable in shares and, if applicable, cash share-equivalents, at the end of the applicable performance period based on the degree to which the corporate performance goals established by the Committee have been achieved, as determined by the Committee and subject to its negative discretion, or otherwise in accordance with the terms of the grant agreement, provided that the employment and other conditions of the grant are met.

In 2006, as part of its ongoing analysis of executive compensation, the Committee decided to change its prior practice of granting incentive award opportunities every three years as part of the long-term compensation component of total compensation, and instead authorize smaller annual grants with three-year performance periods. The Committee decided to continue that practice in 2007, believing that smaller annual grants will provide PNC with more flexibility to reflect changing market and other conditions and will help make annual compensation awards more consistent.

The Long-Term Incentive Opportunities granted at the January 4, 2007 meeting have a three-year performance period beginning January 1, 2007 and ending December 31, 2009. The corporate performance goals for these 2007 Long-Term Incentive Opportunities are based on PNC’s earnings per share growth (the EPS Growth goal) and return on average common shareholders’ equity (the ROCE goal), in each case relative to that of its peers as further described below. In calculating the level of award that a grantee may receive at the end of the three years, potential award payout eligibility will be based on the levels of EPS Growth and ROCE performance that PNC has achieved as compared to its peers for each of the three years in the overall performance period and on the potential award payout schedules established by the Committee, giving equal weight to the EPS Growth and ROCE goals and to each of the three covered years. The final award, if any, that is paid within this calculated maximum potential payout amount, will be determined by the Committee at the end of the three years and may be adjusted downward, but not upward, from the calculated amount.

Under the EPS Growth and ROCE goals, PNC’s diluted earnings per share growth performance and its return on average common shareholders’ equity performance, measured without including goodwill, will be compared to the respective performances of PNC’s peers, in each case as adjusted as applicable for extraordinary items, discontinued operations, merger integration costs (where such costs can be reasonably determined from publicly-disclosed financial information), and, in the case of the EPS Growth goal, for impacts of stock splits if applicable, and, in the case of the ROCE goal, for cumulative effects of accounting changes as applicable. Also, for purposes of measuring EPS Growth for 2007 over 2006, PNC’s 2006 diluted earnings per share will be adjusted to exclude the earnings impact of the BlackRock transaction. The Committee may also take into account adjustments that would reduce the calculated potential award amounts in making its award determinations.

Potential award payout schedules established by the Committee for these grants are based on the levels of performance PNC achieves with respect to each corporate performance goal for each year in the performance period. The final calculated potential award amount the grantee will be eligible to receive will be the average (expressed as a percentage of dividend-adjusted target share units) of the potential awards amounts calculated for each of the three covered years, with EPS Growth and ROCE performance having equal weight in these calculations. If the level of EPS Growth or ROCE performance that PNC achieves for a year does not reach at least the threshold level for a positive award, there is no payout eligibility for the EPS Growth or ROCE goal portion of the award opportunity, as the case may be, for that year.

Actual calculated payout amounts may vary from the amounts provided by the award level achieved based on the relative positioning of the performance factor compared to the next lower and next higher award level. As a result, for example, the actual calculated payout amount may be less than 40% if performance is at the 40% level but relatively low compared to the next highest award level and relatively close to the highest 0% award level. In no event, however, may the actual payout amount exceed 200% of target. In addition, because the actual calculated payout amount is determined giving equal weight to the EPS Growth and ROCE goals and to each of the three years in the overall performance period, performance at the 0% award level for one of those goals for one or more years, where performance for the other goal is at the 40% level or higher, could result in an actual overall payout amount below 40%.

The Committee also determines the peer group that will be used in making the comparative measurements for the corporate performance goals. As there may be changes in the members of the peer group, for example due to mergers and acquisitions activity, the Committee will review the makeup of the peer group on an annual basis. The potential award payout schedules are subject to adjustment for changes in the peer group such that there will continue to be a threshold level of performance below which there will be no eligibility for a payout. However, the peer group determined by the Committee around the beginning of a year (or those of that group remaining at the end of the year if, for example, there are consolidations) will be the peer group used for the comparative measurements for that year.

In early 2010, the Committee will determine the levels of EPS Growth and ROCE performance achieved for each of the three covered years and the maximum awards permitted under these grants based on the potential award payout schedules for those levels of performance. Then the Committee will have the discretion to award any amounts up to. but not exceeding, the maximum amounts so determined by the levels of performance achieved, if any. Any such awards would be paid in shares of PNC common stock up to the target and in cash share-equivalents thereafter, determined by multiplying the share price of PNC common stock on the award date by the number of share units awarded in excess of target. The Committee intends to engage in a careful review process following the end of the performance period in determining whether and to what extent it will exercise this discretion.

Generally, a grantee must also still be employed by PNC at the time the Committee makes its determination, with certain limited exceptions, in order to receive an award payout. In the event of a change in control, the grantee will receive an award based on the higher of the target award or the award earned as of the date of the change in control, then prorated, in either case, based on the portion of the performance period that has been completed, and, if applicable, multiplied by a transition factor reflecting the transition that began in 2006 with the Committee’s change from its prior practice of granting incentive award opportunities every three years to making annual grants in smaller amounts while maintaining a three year performance measurement period for the grants.

The 2007 Long-Term Incentive Opportunity grants made to the five executive officers named in the summary compensation table in the proxy statement for our 2006 annual meeting of shareholders and our principal financial officer were as follows, with the numbers reflecting the number of target share units with respect to which the grants were made: James E. Rohr (35,000); Joseph C. Guyaux (13,000); William S. Demchak (13,000); Timothy G. Shack (11,000); Thomas K. Whitford (9,000); and Richard J. Johnson (7,500). The actual award a grantee is paid, if any, will be determined by the Committee in early 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: January 10, 2007	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller